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EX - 99.(d)(11)

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made this 10th day of October, 2003, between Mercantile Capital Advisors, Inc. (the "Adviser"), an investment adviser having its principal place of business in Baltimore, Maryland, and Delaware Management Company (the "Sub-Adviser"), a series of Delaware Management Business Trust ("DMBT"), a Delaware statutory trust.
     WHEREAS, the Adviser serves as investment adviser to the investment portfolios of the Mercantile Funds, Inc. (the "Company"), a Maryland corporation having its principal place of business in Baltimore, Maryland, and is a registered open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Capital Opportunities Fund, a series of the Company, (the "Fund") and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Company pertaining to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2. Sub-Advisory Services. Subject to the supervision of the Company's Board of Directors, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the Fund and will manage each Fund's overall cash position. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Directors.

3. Brokerage. The Sub-Adviser shall select brokers and dealers for any purchase or sale of assets of the Accounts and is hereby directed to seek to obtain for the Accounts in such transactions "best price and best execution." Consistent with the foregoing and to the extent permitted by the 1940 Act, the Sub-Adviser may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished the Sub-Adviser by brokers and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended. In no instance will portfolio securities be purchased from or sold to an affiliated person of the Adviser, the Sub-Adviser, or any affiliated person of the Company, the Adviser or the Sub-Adviser, except to the extent permitted by the 1940 Act and the Securities and Exchange Commission (the "SEC").

4. Covenants by Sub-Adviser. The Sub-Adviser agrees that with respect to the services provided to the Company that it:

     (a) will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities and will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent

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          man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

5. will conform with all applicable rules and regulations of the SEC under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

6. will be responsible for taking action with respect to any proxies, notices, reports and other similary corporate actions that it received from the Fund's custodian relating to any of the Fund's portfolio securities in accordance with policies the Sub-Adviser has established in compliance with SEC regulations;

     (e) will maintain all books and records with respect to the securities transactions of the Fund, will furnish the Adviser and Company's Board of Directors with such periodic and special reports as the Board may reasonably request with respect to the Fund, and will provide in advance to the Adviser all reports to the Company's Board of Directors for examination and review within a reasonable time prior to the Company's Board meetings;

7. will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Fund and shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company; and

     (g) will attend regular business and investment-related meetings with the Company's Board of Directors and the Adviser if requested to do so by the Company and/or the Adviser.

8. Sub-Adviser's Representations. The Sub-Adviser hereby represents and warrants that it (i) DMBT is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) that the Sub-Adviser is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

9. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the SEC and all amendments thereto; and the most recent Prospectus and Statement of Additional Information of each of the Fund (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus"). The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing and copies of resolutions of the Company related to the Sub-Adviser's provision of sub-advisory services to the Fund.

10. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31 a-1 under the 1940 Act.

11. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate described in Schedule A attached hereto.

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12.       Expenses. The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

13. Limitation of Liability. In the absence of (a) willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, the Sub-Adviser shall not be subject to any liability whatsoever to the Company, or to any shareholder of the Fund for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund.

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14.       Duration and Termination.

15. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission), provided that it shall have been approved by a majority of the Company's Board of Directors, including a majority of those members of the Company's Board of Directors who are not parties to this Agreement or "interested persons" of any such party, by a vote cast in person at a meeting called for the purpose of voting on such approval and by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for two years from the date of this Agreement. Thereafter, the Agreement shall continue in effect for successive one-year terms, provided that such continuance is specifically approved at least annually by the vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by the vote of a majority of the Company's Board of Directors or by the vote of a majority of to the outstanding voting securities of such Fund.

16. This Agreement may be terminated at any time without the payment of any penalty, on sixty (60) days prior written notice, by the Company (by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund), by the Sub-Adviser or by the Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

17. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed to the:

          Sub-Adviser:
          ------------
          Delaware Investments
          2005 Market Street
          Philadelphia, PA 19103

          Adviser:
          --------
          Attn: Compliance Department
          Two Hopkins Plaza
          Baltimore MD 21201

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          Mercantile Funds, Inc.:
          -----------------------
          Mercantile Capital Advisors, Inc.
          Attn: Funds Administration
          Two Hopkins Plaza
          Baltimore MD 21201

18. Services Not Exclusive. The investment management services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to solicit and furnish similar services to others so long as its services under this Agreement are not impaired thereby.

19. Amendment of this Agreement. No amendment of this Agreement for which approval by the outstanding voting securities of each Fund is required under the 1940 Act shall be effective until approved by the vote of a majority of the outstanding voting securities of the Fund.

20. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Maryland.

21. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    * * * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        MERCANTILE CAPITAL ADVISORS, INC.


                                        By: /s/Cornelia H. McKenna
                                            ------------------------------------
                                        Name: Cornelia H. McKenna

                                        Title: Vice President


                                        DELAWARE MANAGEMENT COMPANY,

                                        a series of Delaware Management
                                        Business Trust


                                        By: /s/ Jude Driscoll
                                            ------------------------------------
                                        Name: Jude Driscoll
                                              ----------------------------------
                                        Title: President and CEO
                                               ---------------------------------

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                                   SCHEDULE A

                             Sub-Advisory Agreement
                    between Mercantile Capital Advisors, Inc.
                         and Delaware Management Company

           Name of Fund                            Compensation*
-------------------------------------              -------------
Mercantile Capital Opportunities Fund                       0.70%


* The fee shall be 0.60% of the Fund's average daily net assets in excess of $1 billion.